                                                                   EXHIBIT 10.32



                               SEVERANCE AGREEMENT


     THIS AMENDMENT is made and entered into as of this 10th day of October, 1994, by and between American Medical International, Inc., a Delaware corporation ("AMI"), and Bary G. Bailey ("Executive").


                              W I T N E S S E T H:


     WHEREAS, in recognition of the substantial contribution that Executive has made to the Company, the Company desires to provide for certain severance and other bonus payments in the event of his termination of employment upon or as a result of a change of control of the Company.

     WHEREAS, AMI and Executive desire to enter into this Severance Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. EXECUTIVE INCENTIVE COMPENSATION PLAN. Immediately upon the occurrence of any "Change of Control" (as defined in paragraph 3 below), Executive shall be entitled to and shall fully vest in 100% of any and all amounts payable to him pursuant to AMI's Executive Incentive Compensation Plan (formerly known as the Short-Term Cash Incentive Plan) for services rendered by Executive through the date and for the fiscal year in which such Change of Control occurs, which amounts shall be calculated (with interest) as if any and all individual and AMI performance goals applicable to any such payments (whether to be made currently or on a deferred basis) had been achieved immediately prior to such "Change of Control." AMI shall be obligated to pay and hereby agrees to pay Executive any and all amounts due him pursuant hereto within 7 calendar days after the occurrence of any Change of Control.

     2.   SEVERANCE.

          (a) In the event Executive voluntarily terminates his employment with AMI within 120 days after the occurrence of a Change of Control or in the event of his "Involuntary Termination" (as defined in paragraph 2(b) hereof) within 12 months after the occurrence of a Change of Control, Executive shall be entitled to receive and AMI shall be obligated to pay to Executive, his estate or personal representative, a payment in an amount equal to 12 months base compensation (excluding bonuses, incentive compensation, employment benefits, stock options or any other benefits except those required to be made available by applicable state or federal law, notwithstanding this Agreement) determined on the basis of his annual salary for AMI's fiscal year then most recently commenced (the "Severance Payment"). Any and all payments to be made to Executive pursuant to this paragraph 2(a) shall be made in a lump sum within 14 calendar days after the effective date of Executive's voluntary termination or his Involuntary Termination. The obligations of AMI referenced in this paragraph 2(a) shall be the only obligations of AMI and its subsidiaries for the payment of compensation to Executive in the event of the termination of his employment as described in this paragraph 2(a).

          (b) For purposes of this Employment Agreement, an "Involuntary Termination" of Executive's employment with AMI shall be deemed to have occurred if: (i) Executive's employment with AMI or its successor is terminated for any reason other than "cause"; (ii) Executive's total compensation, including benefits, is substantially reduced other than in connection with an across-the-board reduction similarly affecting all executives of AMI; (iii) the title, functions, duties, authority or responsibilities of Executive's present position are materially reduced or diminished; (iv) Executive is reassigned to another geographic location more than 50 miles from his current place of employment; or (v) AMI is liquidated, dissolved, consolidated or merged, or all or substantially all of its assets are transferred, assigned or sold.

     3. CHANGE OF CONTROL. For purposes of this Employment Agreement, a "Change of Control" shall be deemed to have occurred if GKH Investments, L.P. shall sell, transfer, assign or otherwise dispose of its direct ownership in all or a substantial percentage of the equity securities of American Medical Holdings, Inc. held thereby as of August 22, 1991 or shall fail to either designate a majority of nominees or maintain a majority of directors to serve on American Medical Holdings, Inc.'s Board of Directors.

     4. REFERENCES. For purposes of this Severance Agreement, all references to AMI shall be deemed to include American Medical Holdings, Inc. and its subsidiaries.

     5. NO CONTRACT OF EMPLOYMENT. Except as otherwise provided for by the terms of this Agreement, this Agreement shall not constitute a contract of employment between the Company and the Executive.

     6. GOVERNING LAW. The terms of this Severance Agreement shall be subject to and governed by the laws of the State of Texas, without regard to any conflict of laws provision.

     7. AMENDMENT. This Severance Agreement may not be amended except by the written consent of both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                   AMERICAN MEDICAL INTERNATIONAL, INC.


                                   By: /s/ Alan J. Chamison
                                       -----------------------------------------
                                        Its: EVP & CFO
                                             -----------------------------------


                                   EXECUTIVE


                                   By: /s/ Bary G. Bailey
                                       -----------------------------------------
                                       Bary G. Bailey